CONSULTING AGREEMENT

AGREEMENT, effective as of January 1, 2007, by and between SPA-*e*, Inc. (the "Company") and JAI SPA, LLC ("Consultant").

WITNESSETH:

WHEREAS, the Company is engaged in the business of Spa, Beauty care products and services (the "Business");

WHEREAS, Consultant is currently engaged by the Company in the capacity of Chief New Business Development;

WHEREAS, Consultant and the Company wish to enter into this Agreement setting forth the terms and conditions for Consultant's continued engagement by the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Consultant agree as follows:

1. Consultant: The Company hereby agrees to retain Consultant, and Consultant hereby agrees to serve, subject to the provisions of this Agreement, as a consultant of the Company. Consultant agrees to devote all of her business time, attention and energies to the performance of the duties assigned to her hereunder, and to perform such duties faithfully, diligently and to the best of her abilities and subject to such laws, rules, regulations and policies as are from time to time applicable to the Company's consultants. Consultant agrees to refrain from engaging in any activity that does, will or could reasonably be deemed to conflict with the best interests of the Company. Without limiting the generality of the foregoing, Consultant shall perform the duties associated with the positions of Chief New Business Development and such other duties and responsibilities as are from time to time assigned to Consultant by the Board of Directors of the Company consistent with such contracting relationships.

2. Term: This Agreement shall commence on January 1, 2007, and can be terminated with a 30 days notice unless sooner terminated in accordance with

Section 8 hereof (the "Term"). There shall be no extension of this Agreement except by an agreement in writing, signed by the parties hereto.

3. Compensation:

(a) Consulting fees: Consultant's shall be paid at the monthly rate of Twelve Thousand Five Hundred Dollars ($12,500) (the "Monthly fee"), payable in two payment so $6,250 on approximately the 5th and 20th of the month.

(b) During the term of this agreement for the first seven additional locations the consultant shall receive additional $1,250 a month for every location as long as the revenues of the location meet or exceed their operating budgets as approved by all company directors.

(c) Automobile Allowance: During the Term, the Company shall provide Consultant with an automobile at the Company's expense and shall pay all operating expenses associated therewith.

4. Benefits: Consultant shall be eligible to participate in such benefit plans as are, or from time-to-time hereafter may be, provided by the Company for its senior consultant officers. All benefits shall be provided to Consultant in accordance with the terms and conditions of such benefit plans and programs as are maintained by the Company, as such plans are amended from time to time.

5. Time Off during agreement term: Consultant shall be entitled to paid time off of up to (2) weeks annually plus accumulated comp time, in accordance with the Company's policies and procedures.

6. Reimbursement of Expenses: The Company will reimburse Consultant for reasonable and necessary business expenses of Consultant for travel, meals, mobile phone, and similar items incurred in connection with the performance of Consultant's duties, and which are consistent with such guidelines as the Company may from time to time establish. All payments for reimbursement of such expenses shall be made to the Consultant only upon the presentation to the Company of appropriate vouchers or receipts and pre approved by the compensation committee.

7. Confidentiality; Non-Competition; Ownership of Works:

(a) Consultant acknowledges that: (i) the Business is intensely competitive and that Consultant's engagement by the Company will require

that Consultant have access to and knowledge of confidential information of the Company, including, but not limited to, the identity of the Company's customers, the identity of the representatives of customers with whom the Company has dealt, the kinds of services provided by the Company to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, creative ideas and concepts, computer software applications and other programs, research data, personnel information and other trade secrets (the "Confidential Information"), provided that, Confidential Information shall not include any information that is or becomes publicly available other than as a result of a disclosure by Consultant in violation of this Section 7; (ii) the direct or indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business; and (iii) the engaging by Consultant in any of the activities prohibited by this Section 7 may constitute improper appropriation and/or use of such Confidential Information. Consultant expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectible business interest of the Company. Accordingly, the Company and Consultant agree as follows:

(b) For purposes of this Section 7, the Company shall be construed to include the Company and its parents and subsidiaries engaged in the Business, including any divisions managed by Consultant.

(c) During Consultant's engagement with the Company, and at all times after the termination of Consultant's engagement by expiration of the Term or otherwise, Consultant shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as expressly permitted herein, or as required by a court of competent jurisdiction or other administrative or legislative body; provided that, prior to disclosing any of the Confidential Information as required by a court or other administrative or legislative body, Consultant shall promptly notify the Company so that the Company may seek a protective order or other appropriate remedy. Consultant agrees to return all documents or other materials containing Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any

other manner to the Company at any time upon request by the Company and immediately upon the termination of his engagement for any reason.

(d) During Consultant's engagement with the Company, Consultant shall not engage in "Competition" with the Company. For purposes of this Agreement, Competition by Consultant shall mean Consultant's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes directly with the Business of the Company.

(e) For a period of one (1) year following the termination of Consultant's engagement, whether upon expiration of the Term or otherwise, but except for any termination of Consultant pursuant to Sections 8(a)(v) or (vi) hereof, Consultant shall not engage in Competition, as defined above, with the Company in any locality or region of the United States in which the Company had operations at the time of, or within six (6) months prior to, Consultant's termination, or in which, during the six (6) month period prior to Consultant's termination, the Company had made substantial plans with the intention of establishing operations in such locality or region; provided that, it shall not be a violation of this sub-paragraph for Consultant to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Consultant does not actively participate in the business of such corporation until such time as this covenant expires.

(f) For a period of one (1) year after she ceases to be engaged hereunder by the Company, whether upon expiration of the Term or otherwise, but except for any termination of Consultant pursuant to Sections 8(a)(v) or (vi) hereof, Consultant agrees that she will not, directly or indirectly, for her benefit or for the benefit of any other person, firm or entity, do any of the following:

(i) solicit from any customer doing business with the Company as of Consultant's termination, business of the same or of a similar nature to the business of the Company with such customer;

(ii) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company,

or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to Consultant's termination;

(g) The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, formulas, data, programs, processes, ideas, concepts, discoveries, methods, developments, software, and works of authorship, whether or not copyrightable, trademarkable or patentable, which are created, made, conceived or reduced to practice by the Consultant, either alone, under her direction or jointly with others during the period of her engagement with the Company, whether or not during normal working hours or on the premises of the Company, which (i) relate to the actual or anticipated business, activities or research of the Company, or (ii) result from or are suggested by work performed by the Consultant for the Company, or (iii) result, to any extent, from use of the Company's premises or property (all of which are collectively referred to in this Agreement as "Works"). All Works shall be the sole property of the Company, and, to the extent that the Company is not already considered the owner thereof as a matter of law, the Consultant hereby assigns to the Company, without further compensation, all her right, title and interest in and to such Works and any and all related intellectual property rights (including, but not limited to, patents, patent applications, copyrights, copyright applications, and trademarks) in the United States and elsewhere.

(h) Consultant acknowledges that the services to be rendered by her to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach or threatened breach by him of any of the provisions contained in this Section 7 will cause the Company irreparable injury. Consultant therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Consultant from any such violation or threatened violations.

(i) Consultant further acknowledges and agrees that due to the uniqueness of her services and confidential nature of the information she will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company.

8 Termination:

(a) The engagement of Consultant hereunder shall terminate on the first to occur of the following:

(i) the date of Consultant's death, adjudicated incompetency or adjudicated bankruptcy;

(ii) the date on which Consultant shall have experienced a Disability (as defined below), and the Company gives Consultant notice of termination on account of Disability;

(iii) the date on which Consultant shall have engaged in conduct which constitutes Cause (as defined below), and the Company gives Consultant notice of termination for Cause;

(iv) expiration of the Term;

(b) For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following, as reasonably determined by the Company:

(i) intentional misconduct by Consultant that has a material adverse effect on the Company;

(ii) any material misappropriation or embezzlement by Consultant of the property of the Company;

(iii) Consultant's conviction of, confession to, or guilty or nolo contendere plea to a felony; or

(iv) Consultant's breach of any material term of this Agreement;

provided that, prior to making any determination that Cause has occurred, the Company shall provide Consultant with written notice describing in detail the particular conduct at issue, after which time Consultant shall have no less than thirty (30) days to cure such conduct, to the extent cure is possible.

9 Compensation in Event of Termination; Survival: Upon termination of Consultant's engagement for any reason, this Agreement shall terminate and the Company shall have no further obligation to Consultant except as set forth in this

Section 9; provided that, the provisions set forth in Sections 7 and 11 hereof shall remain in full force and effect after the termination of Consultant's engagement.

(a) In the event Consultant's engagement is terminated pursuant to Sections 8(a)(i) or (ii) hereof prior to the expiration of the Term, Consultant or her estate, conservator or designated beneficiary, as the case may be, shall be entitled to payment of (i) any earned but unpaid compensation, and payment for unused time off through the date of termination, and (ii) an amount equal to any additional compensation Consultant would have received hereunder pursuant to Section 3(b) hereof, prorated to the date of such termination of engagement. Following any such termination, neither Consultant nor her estate, conservator or designated beneficiary shall be entitled to receive any payment or other payment provided for hereunder.

(b) In the event Consultant's engagement is terminated pursuant to Section 8(a)(iii) hereof prior to the expiration of the Term, Consultant shall be entitled to payment of any earned but unpaid Annual fees and payment for unused time off days, through the date of termination.

(c) In the event Consultant's engagement is terminated pursuant to Section 8(a)(iv) hereof upon expiration of the Term, Consultant shall be entitled to receive, as his sole and exclusive remedy, (i) any earned but unpaid fees, and payment for unused vacation days through the date of termination.

10c Return of Company Property: Consultant agrees that following the termination of her engagement for any reason, she shall return all property of the Company, its subsidiaries, affiliates and any divisions thereof she may have managed which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any other materials or equipment supplied by the Company to Consultant.

11c Entire Agreement: This Agreement, sets forth the entire agreement between the parties with respect to its subject matter and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them, and neither party shall be bound by any term or condition with respect to the subject matter of this Agreement other than as expressly set forth or provided for herein. This Agreement may not be changed or modified except by an agreement in writing, signed by the parties hereto.

10c Each Party the Drafter: This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

11c Waiver: The failure of either party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

12c Severability: In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

13c Notices: Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company: SPA-e Inc.

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Attn: Board of Directors

If to Consultant: Brenda LeGrange

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or at such other address as shall be indicated to either party in writing. Notice of change of address shall be effective only upon receipt.

14c Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of law rules.

15c Descriptive Headings: The paragraph headings and recitals contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16c Counterparts: This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Date: January 26, 2007

SPA-e. Brenda LeGrange

By:__________________________ __________________________

Director

By:__________________________

Director

By:

Kathleen Hurley Director